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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 6, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On October 6, 2003, UnitedGlobalCom, Inc. (the "Company") announced that it has commenced an exchange offer for all of the outstanding shares of UGC Europe, Inc. ("UGC Europe") common stock not owned by the Company or its subsidiaries in exchange for 9.0 shares of the Company's Class A common stock for each outstanding share of UGC Europe common stock. The Company currently owns 66.75% of the outstanding shares of UGC Europe common stock.

        Among other conditions, the exchange offer is conditioned upon (1) the tender of a majority of the outstanding shares of UGC Europe common stock not owned by the Company or its affiliates, and (2) unless waived, the Company and its subsidiaries owning at least 90% of the outstanding shares of UGC Europe common stock after the consummation of the exchange offer. Once the exchange offer is completed, if the Company and its subsidiaries own at least 90% of the outstanding shares of UGC Europe common stock, the Company intends to effect a "short-form" merger of UGC Europe and a wholly-owned subsidiary of the Company, by which the Company would acquire the remaining shares for the same consideration.

        Copies of the press release of the Company, dated October 6, 2003 announcing the commencement of the tender offer, and the letter dated October 4, 2003 from the Company to the independent members of the board of directors of UGC Europe are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein in their entirety.

Item 7. Financial Statements and Exhibits.

        (c)    Exhibits.

Exhibit Number	Description
99.1	Press release of the Company, dated October 6, 2003.
99.2	Letter dated October 4, 2003 from the Company to the independent members of the board of directors of UGC Europe.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
	By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer
October 6, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company, dated October 6, 2003.
99.2	Letter dated October 4, 2003 from the Company to the independent members board of directors of UGC Europe.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX